Exhibit 99(a)

        CITIZENS SOUTH BANKING CORPORATION ANNOUNCES AN 8.3% INCREASE IN
                        FIRST QUARTER EARNINGS PER SHARE

    GASTONIA, N.C., April 18 /PRNewswire-FirstCall/ -- Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended March 31, 2005, of $902,000, or $0.13 per diluted share, compared to $971,000, or $0.12 per diluted share, for the quarter ended March 31, 2004. This represents an 8.3% increase in earnings per diluted share from the first quarter 2004 to the first quarter 2005. Also, net cash operating income, which excludes net gains on sales of assets and amortization of intangible assets, amounted to $914,000, or $0.13 per diluted share, for the quarter ended March 31, 2005, compared to $862,000, or $0.10 per diluted share, for the quarter ended March 31, 2004.

    Net interest income increased by $345,000, or 10.5%, during the first quarter of 2005 compared to the first quarter of 2004 as a result of margin expansion, loan growth, and a change in the asset mix. Our net interest margin continues to expand, increasing by 26 basis points, or 8.7%, to 3.24% during the first quarter of 2005. Also during the first quarter, we experienced strong loan growth, with total loans increasing by $10.6 million to $327.8 million, or 13.4% annualized. This loan growth has been due in part to the recent addition of several experienced commercial bankers along with the continued strong economy in the Charlotte, North Carolina, metropolitan area.

    The Company's credit quality continues to compare favorably with industry peers. Nonperforming assets totaled $1.84 million, or 0.36% of total assets, at March 31, 2005, compared to $1.75 million, or 0.34% of total assets, at the end of 2004. We remain focused on continuing our high level of loan quality as we pursue additional loan growth.

    Demand deposits increased by $2.2 million, or 16.8% annualized, to $54.9 million at March 31, 2005, from $52.7 million at December 31, 2004, as a result of our continued focus on growing our low-cost deposit products. Total deposits decreased by $2.6 million, or 0.7%, primarily due to aggressive time deposit pricing competition in our local markets.

    Excluding gains on sale of assets and fair value adjustments, noninterest income remained flat at $965,000. The Company experienced a $60,000 increase in fees generated from mortgage banking and other lending activities, dividends on FHLB stock, earnings on bank-owned life insurance policies, and other noninterest fee income. However, these increases were offset by a $59,000 reduction in fee income on deposit accounts.

    Excluding losses on sale of assets and fair value adjustments, noninterest expense increased by $107,000, or 3.4%, to $3.2 million for the first quarter 2005. The Company experienced a $109,000 increase in occupancy and equipment expense, a $21,000 increase in audit and professional services, and a $73,000 increase in other noninterest expenses. These increases were largely offset by a $73,000 reduction in compensation due to reduced expenses related to stock-based compensation plans and a $24,000 reduction in the amortization expense for intangible assets.

    Kim S. Price, President and CEO, commented, "We are pleased to report tangible growth in loans and core deposits resulting largely from the human and physical infrastructure investments made during 2004. Our franchise growth is creating balance sheet leverage and margin expansion, two key initiatives for the Company. Also, our stock repurchase program has proven to be an effective capital management tool, creating earnings per share accretion."

    Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904. The Bank had approximately $511 million in assets at March 31, 2005, and operates eleven full-service offices located in three North Carolina counties -- Gaston, Rowan, and Iredell -- and a loan production office in Mecklenburg County, North Carolina.

    This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2004, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

                                 (Tables Follow)

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

                                      Quarter ended   Quarter ended    Year ended      Year ended
                                        March 31,       March 31,      December 31,    December 31,
                                          2005            2004            2004            2003
                                      -------------   -------------   -------------   -------------
Reconciliation of GAAP
 to non-GAAP Measures:
Net income, as reported
(GAAP)                                $         902   $         971   $       2,955   $       3,391
Non-operating items:
  Gain on sale of assets,
   net                                          (67)           (290)           (674)         (1,022)
  Impairment of GSE
   preferred stock                                0               0             983               0
  Loss on early
   extinguishment of debt                         0               0               0           1,289
  Related income
   taxes (39%)                                   26             113            (120)           (104)
Net Operating Earnings                $         861   $         794   $       3,144   $       3,554
  Add: Amortization of
   intangible assets                             87             111             425             674
  Related income
   taxes (39%)                                  (34)            (43)           (166)           (263)
Net Cash Operating Income             $         914   $         862   $       3,403   $       3,965

Per Share Data:
Average common shares
 outstanding,
 basic                                    7,084,471       8,268,233       7,611,022       8,623,838
Basic net income
 - GAAP                               $        0.13   $        0.12   $        0.39   $        0.39
Basic net income
 - Operating                                   0.12            0.10            0.41            0.41
Basic net income
 - Cash                                        0.13            0.10            0.45            0.46

Average common
 shares outstanding,
 diluted                                  7,203,885       8,342,431       7,712,591       8,762,545
Diluted net income
 - GAAP                               $        0.13   $        0.12   $        0.38   $        0.39
Diluted net income
 - Operating                                   0.12            0.10            0.41            0.41
Diluted net income
 - Cash                                        0.13            0.10            0.44            0.45

Cash dividends declared               $        0.07   $       0.065   $        0.26   $        0.24
Period-end book value                          9.59           10.13            9.74           10.11

Financial Ratios:
Return on average
 stockholders' equity
 - GAAP                                      5.04 %          4.48 %          3.78 %          3.61 %
Return on average
 stockholders' equity
 - Operating                                   4.81            3.66            4.02            3.79
Return on average
 stockholders' equity
 - Cash                                        5.11            3.97            4.35            4.22

Return on average
 assets - GAAP                               0.71 %          0.79 %          0.59 %          0.68 %
Return on average assets
 - Operating                                   0.68            0.65            0.63            0.72
Return on average assets
 - Cash                                        0.72            0.70            0.68            0.80

Efficiency ratio - GAAP  69.45 %                            69.35 %         75.75 %         73.90 %
Efficiency ratio
 - Operating                                  70.05           74.00           73.03           70.89
Efficiency ratio - Cash                       68.13           71.44           70.57           67.10

Net interest margin                          3.24 %          2.99 %          2.98 %          2.94 %
Average equity to
 average assets                               14.08           17.72           15.64           18.96

Asset Quality Data:
Allowance for loan
 losses                               $       3,184   $       2,998   $       3,029   $       2,969
Nonperforming loans                           1,419             513             946             529
Nonperforming assets                          1,842             537           1,752             674
Net charge-offs
 (recoveries)                                    (5)              1             270              86
Allowance for loan
 losses to total loans                       0.97 %          1.00 %          0.95 %          1.00 %
Nonperforming loans to
 total loans                                   0.43            0.17            0.30            0.18
Nonperforming assets
 to total assets                               0.36            0.11            0.34            0.14

Average Balances:
Total assets                          $     508,280   $     489,638   $     499,937   $     495,198
Loans receivable,
 net of unearned
 income                                     317,901         296,075         294,953         297,517
Interest-earning
 assets                                     448,416         439,679         442,809         450,826
Deposits                                    369,744         342,912         361,893         328,722
Interest-bearing
 liabilities                                407,487         382,963         398,778         379,960
Stockholders' equity                         71,571          86,777          78,192          93,873

At Period End:
Total assets                          $     511,088   $     494,680   $     508,961   $     495,751
Loans receivable, net                       324,599         293,240         314,127         295,026
Interest-earning
 assets                                     457,469         438,513         455,577         448,401
Deposits                                    372,104         350,520         374,744         342,446
Interest-bearing
 liabilities                                415,562         389,616         410,782         388,434
Stockholders' equity                         69,510          85,434          72,394          87,669

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

                                                               March 31,    December 31,
                                                                 2005           2004
                                                             ------------   ------------
                                                              (unaudited)
ASSETS
Cash and due from banks                                      $      6,486   $      5,800
Interest-earning bank balances                                     13,779          5,790
  Cash and cash equivalents                                        20,265         11,590
Investment securities available-for-sale,
 at fair value                                                     42,332         52,407
Mortgage-backed securities available-for-sale,
 at fair value                                                     74,026         81,169
Loans receivable, net unearned income                             327,783        317,156
Allowance for loan losses                                          (3,184)        (3,029)
  Loans receivable, net                                           324,599        314,127
Real estate acquired through foreclosure, net                         423            806
Accrued interest receivable                                         1,703          1,662
Premises and equipment, net                                        17,127         17,363
Federal Home Loan Bank stock, at cost                               3,849          3,461
Bank owned life insurance                                          13,038         12,885
Intangible assets                                                   7,473          7,560
Other assets                                                        6,253          5,931

  Total assets                                               $    511,088   $    508,961

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts                                      $     54,894   $     52,684
Money market deposit accounts                                      73,911         77,924
Savings accounts                                                   28,400         29,174
  Time deposits                                                   214,899        214,962
Total deposits                                                    372,104        374,744
Borrowed money                                                     63,577         55,772
Deferred compensation                                               5,158          5,850
Other liabilities                                                     739            201
  Total liabilities                                               441,578        436,567

Stockholders' Equity:
Common stock issued and outstanding, $0.01
 par value, 20,000,000 shares authorized,
 9,062,727 issued and outstanding in
 2005 and 2004                                                         91             91
Additional paid-in-capital                                         68,381         68,381
Unallocated common stock held by Employee
 Stock Ownership Plan                                              (1,750)        (1,796)
Unearned compensation related to Recognition
 and Retention Plan                                                (1,629)        (1,699)
Retained earnings, substantially restricted                        30,191         29,766
Accumulated unrealized gain on securities
 available-for-sale, net of tax                                    (1,341)          (419)
Treasury stock of 1,815,283 shares at March 31,
 2005, and 1,630,683 shares at December 31, 2004 (24,433)         (21,930)
Total stockholders' equity                                         69,510         72,394

Total liabilities and stockholders' equity                   $    511,088   $    508,961

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

                                                                    Three Months
                                                                   Ended March 31,
                                                             ---------------------------
                                                                 2005           2004
                                                             ------------   ------------
Interest income
Loans                                                        $      4,632   $      3,872
Investment securities                                                 396            485
Interest-bearing deposits                                              35             20
Mortgage-backed and related securities                                737            778
  Total interest income                                             5,800          5,155

Interest Expense
Deposits                                                            1,696          1,426
Borrowed funds                                                        475            445
Total interest expense                                              2,171          1,871

Net interest income                                                 3,629          3,284
Provision for loan losses                                             150             30
Net interest income after provision for
 loan losses                                                        3,479          3,254

Noninterest Income
Fee income on deposit accounts                                        544            603
Fee income on mortgage banking and lending
 activities                                                           113            102
Dividends on FHLB stock                                                37             23
Increase in cash value of bank-owned life insurance                   161            140
Fair value adjustment on deferred compensation
 assets                                                               (47)            72
Gain on sale of assets                                                131            290
Other noninterest income                                              110             96
  Total noninterest income                                          1,049          1,326

Noninterest Expense
Compensation and benefits                                           1,666          1,738
Fair value adjustment on deferred compensation
 obligation                                                           (47)            72
Occupancy and equipment expense                                       485            376
Professional services                                                 151            130
Amortization of intangible assets                                      87            111
Loss on sale of assets                                                 64              0
Other noninterest expenses                                            843            770
  Total noninterest expense                                         3,249          3,197

Income before income taxes                                          1,279          1,383

Provision for income taxes                                            377            412

Net income                                                   $        902   $        971

Basic earnings per share                                     $       0.13   $       0.12
Diluted earnings per share                                   $       0.13   $       0.12

Basic average common shares outstanding                         7,084,471      8,268,233
Diluted average common shares outstanding                       7,203,885      8,314,285

SOURCE  Citizens South Banking Corporation
    -0-                             04/18/2005
    /CONTACT: Gary F. Hoskins, CFO of Citizens South Banking Corporation, +1-704-884-2263, or gary.hoskins@citizenssouth.com /
    /Web site:  http://www.citizenssouth.com /